UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/18/2007

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32253

Delaware	23-3058564
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)

(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.05.    Costs Associated with Exit or Disposal Activities

On May 23, 2007, EnerSys (the "Company") issued a press release announcing that the Board of Directors of the Company committed to the principal features of a plan (the "Plan") to restructure its European operations and integrate its newly acquired Bulgarian subsidiary, Energia AD, into its worldwide operations. The objective of the Plan is to achieve operational efficiencies and eliminate redundant costs resulting from the transaction. For additional information, reference is made to the press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 23, 2007, the Board of Directors of the Company approved the award of 284,998 stock options and 141,140 restricted stock units of the Company to certain of the Company's employees, including each of the Company's executive officers. Mr. John Craig, Chairman, President and CEO, was awarded 83,448 stock options and 41,324 restricted stock units. Each of Messrs. Michael T. Philion, Richard W. Zuidema, Raymond R. Kubis and John A. Shea was awarded 17,818 stock options and 8,824 restricted stock units. The awards vest 25% per year until fully vested on the fourth anniversary of the date of grant. The stock options expire on the tenth anniversary of the date of grant. Under the Company's Policy on Granting Equity Awards, the awards will be priced at the closing price of the Company's stock on the first day subsequent to the date of approval on which Company's stock trading window is open. Copies of the form of stock option agreement and restricted stock unit agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 7.01.    Regulation FD Disclosure

The Company will be making several presentations beginning June 1, 2007, whereby it will be disclosing certain sales, market and other information. The Company is furnishing, as Exhibit 99.2 to this report, such information.

Item 8.01.    Other Events

On May 18, 2007, EnerSys issued a press release announcing that it completed the transaction to acquire a majority interest in Energia AD, a producer of industrial batteries located in Targovishte, Bulgaria. For additional information, reference is made to the press release, which is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

10.1 Form of Stock Option Agreement.

10.2 Form of Restricted Stock Unit Agreement.

99.1 Press Release, dated May 23, 2007, regarding the restructuring of the Company's operations in Europe.

99.2 Information in the Company's Presentation.

99.3 Press Release, dated May 18, 2007, of EnerSys regarding the closing of the Company's acquisition of Energia AD.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: May 23, 2007	By:	/s/ Michael T. Philion
Michael T. Philion
Executive Vice President - Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Form of Stock Option Agreement
EX-10.2	Form of Restricted Stock Unit Agreement
EX-99.1	Press Release, dated May 23, 2007, regarding the European Restructuring
EX-99.2	Information in the Company's presentation
EX-99.3	Press Release, dated May 18, 2007, regarding the Company's acquisition of Energia AD